EXHIBIT 99.1
CONSULIER ENGINEERING, INC. RECEIVES NASDAQ NOTICE OF NON-COMPLIANCE
RIVERA BEACH, FL, May 31, 2006 — Consulier Engineering, Inc. (NASDAQ: CSLR) today announced that on May 25, 2006 it received a notice from the Nasdaq Stock Market indicating that the company has failed to comply with Marketplace Rule 4310(c)(2)(B) of the Nasdaq Stock Market, requiring the company either maintain a minimum stockholders’ equity or market value or meet certain net income levels.
The company intends to submit a specific plan to achieve and sustain compliance with all Nasdaq rules. If the company does not regain compliance with the rules, Nasdaq will issue a letter notifying the company that its common stock will be delisted, though the delisting can be extended by appeal to the Nasdaq Listing Qualifications Panel.
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this press release include statements regading submitting a specific plan to achieve and sustain compliance with all Nasdaq rules. Consulier intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.
About Consulier Engineering, Inc.
Consulier Engineering, Inc. and its subsidiaries are engaged in medical software activities, investment activities, and the distribution of Captain Cra-Z SoapTM. For more information about Consulier, please vitsit its website at www.consulier.com.
Contact:
Alan Simon
Consulier Engineering, Inc.
(561) 842-2492